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                                                                Exhibit 10.6


                   AT-WILL EMPLOYMENT AND SEVERENCE AGREEMENT

      THIS AT-WILL EMPLOYMENT AND SEVERANCE AGREEMENT (hereinafter referred to as the "Agreement") is effective August 1, 2007, by and among Meadowbrook, Inc., Meadowbrook Insurance Group, Inc., (hereinafter referred to as the "Company"), and James M. Mahoney (hereinafter referred to as the "Executive").

      WHEREAS, Executive is currently employed by the Company as its Sr. Vice President of Field Operations; and

      WHEREAS, the Company desires to provide certain security to Executive in connection with a change in control of the Company;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. BENEFITS ON CHANGE OF CONTROL. If within two years after a Change in Control, the Company shall terminate the Executive's employment without "Good Cause" (as defined in Section 2) or Executive shall voluntarily terminate such employment with "Good Reason" (as defined in Section 2), then Company shall make the following payments to the Executive:

            (a) The Company shall make a single lump sum payment to Executive equal to one (1) times the sum of the Executive's annual base salary and the Executive's target bonus under the Company's annual bonus plan (the "Discretionary Bonus"), subject to repayment by the Executive upon the Executive's breach of the Executive's covenant to not compete with the Company or to solicit Company employees as provided in Section 4. For purposes of this section, "base salary" shall be the greater of the base salary in effect on the date the Executive's employment terminates and the amount of the Executive's base salary in effect immediately prior to a Change in Control. The Company shall make such payment within ten (10) days following the date the Executive's employment terminates.

            (b) The Executive shall also be entitled to payment of a pro rata share of such portion of the Discretionary Bonus for the year in which Executive's employment terminates that is based on Company performance criteria. Such pro rata portion shall be determined by a fraction, the numerator of which is the number of days in the year that the Executive is employed by the Company and the denominator of which is 365. Such payment shall be made no later than the February 28 of the calendar year immediately following the year in which Executive's employment terminates.

            (c) The Company shall also pay the Executive an amount equal to the premiums payable by the Executive in the event the Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Such payments shall cease upon the earlier of eighteen (18) months of continuation coverage or the cessation of the Executive's and the Executive's family members rights to COBRA continuation coverage. The Company shall make such payments directly to the party to whom premiums are payable at such times as they are due under COBRA.

      2. DEFINITIONS. For purposes of this Agreement:

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            (a) A "Change in Control" shall be deemed to have taken place upon:

                  i. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph 1, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
                        (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph iii of this Section 2(a); or

                  ii. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person, other than the Board of Directors of the Company, shall not be deemed to be a member of the Incumbent Board; or

                  iii. Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote

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                        generally in the election of directors, as the case may
                        be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  iv. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            (b) "Good Cause" shall mean (i) the failure by the Executive to obey the reasonable and lawful orders of the Board of Directors of the Company or Executive's direct supervisor; (ii) misconduct by the Executive that is materially injurious to the Company; or (ii) the Executive engaging in dishonest activities injurious to the Company.

            (c) "Good Reason" shall exist if Executive resigns from employment with the Company following the occurrence of any one or more of the following, without Executive's prior written consent: (i) Executive is not reelected to or is removed as Senior Vice President of Field Operations of the Company; (ii) the Company fails to vest Executive with or removes from Executive the duties, responsibilities, authority or resources that Executive reasonably needs to competently perform Executive's duties as Senior Vice President of Field Operations of the Company; (iii) the Company changes the primary location of Executive's employment to a place that is more than 50 miles the Executive's principal location of employment with the Company immediately prior to a Change in Control of the Company; or (iv) the Company otherwise commits a material breach of its obligations under this Agreement and fails to cure the breach within 30 days after Executive gives the Company written notice of the breach.

      3. CONFIDENTIAL INFORMATION AGREEMENT. Executive agrees that the Confidential Information Agreement executed by him and dated October 27, 2000 (the "Confidential Information Agreement"), which includes, not by way of limitation, covenants not to compete with the Company and covenants to refrain from soliciting employees to leave the Company's employment, shall remain in full force and effect.

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      4. COVENANT NOT TO COMPETE OR SOLICIT EMPLOYEES. In the event severance becomes payable to Executive following a Change in Control, Executive, in addition to the restrictive covenants contained in the Confidential Information Agreement, agrees to the restrictive covenants of this Section:

            (a) Executive agrees that, for two (2) years following the termination of Executive's employment under circumstances described in Section 1, Executive will not, without the Company's prior written consent, directly or indirectly Compete with the Company or any of its subsidiaries. For the purposes of Section 4:

                  i. "Compete" means directly or indirectly owning, managing or operating a Competitor which solicits or obtains business of the Company, or directly or indirectly serving as an employee, officer or director of or a consultant to a Competitor which solicits or obtains business of the Company, or soliciting or inducing any employee or agent of the Company to terminate employment with the Company or any of its subsidiaries and become employed by a Competitor.

                  ii. "Competitor" means any person, firm, partnership, corporation, trust or other entity that owns, controls or is an insurance company or a similar financial services company (a "Financial Services Company").

            (b) In the event that a successor to the Company succeeds to or assumes the Company's rights and obligations under this Agreement, Section 4(a) will apply only to the Company as it existed immediately before the succession or assumption occurred and will not apply to any of the successor's other offices.

            (c) Section 4(a) will not prohibit Executive from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the Nasdaq or NYSE and do not represent more than 5% of the outstanding capital stock of any Financial Services Company.

            (d) Executive agrees that a violation of this Section 4 would result in direct, immediate and irreparable harm to the Company, and in such event, agrees that the Company, in addition to their other rights and remedies, would be entitled to injunctive relief enforcing the terms and provisions of this
Section 4 and a return of any severance payments under Section 1 to the Company. The terms of this Section are intended to be in addition to any restrictions contained in the Confidential Information Agreement.

      5. LITIGATION EXPENSES. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in connection with the successful enforcement by Executive of this Agreement, and shall pay prejudgment interest on any money judgment obtained by Executive, calculated at the prime interest rate as reported in The Wall Street Journal, Midwest Edition, compounded daily from the date that payment(s) to Executive should have been made under this Agreement.

      6. SUCCESSORS. The obligations of the Company provided for in this Agreement shall be the binding legal obligations of any successor to the Company by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by Executive during

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Executive's life, and upon Executive's death will
inure to the benefit of Executive's heirs, legatees and the legal representatives of Executive's estate.

      7. INTERPRETATION. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan.

      8. EFFECT ON EMPLOYMENT STATUS. This Agreement establishes the terms and conditions pursuant to which severance payments shall be made to Executive upon termination of employment. Nothing in this Agreement changes the at-will status of the Executive's employment. The Company retains the right to terminate Executive's employment with the Company for any reason and at any time and the Executive retains the same right.

      9. WITHHOLDING. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                               MEADOWBROOK INSURANCE GROUP, INC.

                                                     /s/ Robert S. Cubbin
                                               ----------------------------
                                               By:  Robert S. Cubbin
                                               Its:  President & CEO

                                               MEADOWBROOK, INC.

                                                     /s/ Robert S. Cubbin
                                               ----------------------------
                                               By:  Robert S. Cubbin
                                               Its:  President & CEO

                                               EXECUTIVE

                                                     /s/ James M. Mahoney
                                               ----------------------------
                                               James M. Mahoney

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